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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                    15(d) OF SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) October 20, 2000

                              Borders Group, Inc.
             (Exact name of registrant as specified in its charter)

            Michigan                 1-13740              38-3196915
    ---------------------------   ------------      --------------------
      (State or other juris-      (Commission           (IRS Employer
     diction of incorporation)    File Number)       Identification (No.)

    500 East Washington Street, Ann Arbor, Michigan         48104
    -------------------------------------------------     ----------
    (Address of principal executive offices)              (Zip Code)

    Registrant's telephone number, including area code 734-477-1100
                                                   -------------

   -----------------------------------------------------------------------
   (Former name or former address, if changed since last report.)

                              (End of cover page)

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Item 4. Changes in Registrant's Certifying Accountants
        ------------

     On October 20, 2000, the Company's Board of Directors, acting upon the recommendation of the Audit Committee of the Board, voted to dismiss its independant accountant, PricewaterhouseCoopers LLP ("PwC"). The reports of PwC on Company's financial statements for the 1999 and 1998 fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the 1999 or 1998 fiscal years and the period through October 20, 2000, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on financial statements. In addition, during the 1998 and 1999 fiscal years and the period through October 20, 2000, there were no "reportable events" within the meaning of Item 304 of the Securities and exchange Commission's regulation S-K.

     The Company retained the accounting firm of Ernst & Young LLP (E&Y) on October 20, 2000, to make an examination of the financial statements of the Company for the 2000 fiscal year.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                           BORDERS GROUP, INC.
                                          (Registrant)

Date: October 25, 2000                        By: /s/ Edward W. Wilhelm
                                               --------------------------
                                               Edward W. Wilhelm
                                               Senior Vice President and Chief
                                               Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)